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                                                                 EXHIBIT 23.1(A)




                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 4, 2000 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders, which is incorporated by reference in The BISYS Group, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP






Columbus, Ohio
March 12, 2001